Exhibit 99.1

PRESS RELEASE

FOR:	MDC Partners Inc.	CONTACT:	Matt Chesler, CFA
	745 Fifth Avenue, 19th Floor		VP, Investor Relations
	New York, NY 10151		646-412-6877
mchesler@mdc-partners.com

MDC PARTNERS INC. REPORTS RESULTS FOR THE
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015

- ACCELERATING DOMESTIC AND GLOBAL NEW BUSINESS WINS -

THIRD QUARTER HIGHLIGHTS:

•	Revenue increased to $328.4 million from $309.4 million, an increase of 6.1%
•	Net loss attributable to MDC Partners of ($8.6) million versus ($4.9) million in the same period last year
•	Organic revenue increased 5.7%, after a roughly 400 basis points reduction from significantly lower billable pass-through costs
•	Adjusted EBITDA increased to $53.5 million from $42.9 million, an increase of 24.6% (see Schedules 2 and 3)
•	Adjusted EBITDA margin of 16.3% versus 13.9% in the same period last year (see Schedules 2 and 3)
•	Adjusted EBITDA Available for General Capital Purposes increased to $30.9 million from $15.4 million, an increase of 100.3% (see Schedule 6)
•	Net New Business wins totaled $34.1 million
•	Declared cash dividend of $0.21 per share

YEAR-TO-DATE HIGHLIGHTS:

•	Revenue increased to $967.2 million from $883.6 million, an increase of 9.5%
•	Net loss attributable to MDC Partners of ($11.1) million versus income of $2.7 million in the same period last year
•	Organic revenue increased 7.1%, after a roughly 170 basis points reduction from significantly lower billable pass-through costs
•	Adjusted EBITDA increased to $132.1 million versus $127.6 million, an increase of 3.5% (see Schedules 4 and 5)
•	Adjusted EBITDA margin of 13.7% versus 14.4% in the same period last year (see Schedules 4 and 5)
•	Adjusted EBITDA Available for General Capital Purposes increased to $68.9 million from $67.7 million, an increase of 1.8% (see Schedule 6)
•	Net New Business wins totaled $89.4 million

New York, NY, October 28, 2015 (NASDAQ: MDCA; TSX: MDZ.A) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three and nine months ended September 30, 2015.

Scott Kauffman, Chairman and Chief Executive Officer of MDC Partners, said, “Our partners are defining the future of this industry by building solutions that unite creativity and technology. This is translating into significant market share gains and an accelerating number of both domestic and global new business wins. The $89 million of net new business we posted in the first nine months of the year is converting into solid financial results. Year-to-date, we delivered an industry leading 7.1% organic revenue growth, $132 million in Adjusted EBITDA and strong cash flow generation that is sufficient to satisfy our dividend, invest behind our partners, build on our M&A strategy, and continue to de-lever our balance sheet. We are confident that our business momentum, as well as the actions we are taking to make our company more efficient, position us for superior financial performance in the years to come.”

Guidance for 2015 is reaffirmed as follows:

			Implied
	2014	2015	Year over Year
	Actuals	Guidance	Change
Revenue	$1.22 billion	$1.30 - $1.33 billion	+6.5% to +8.5%

Adjusted EBITDA	$179.4 million	$195 - $205 million	+8.7% to +14.3%

Implied Adjusted EBITDA Margin	14.7%	15.0% to 15.4%	+35 to +75 basis points

Adjusted EBITDA Available for	$98.8 million	$109 - $119 million	+10.3% to +20.4%
General Capital Purposes

Consolidated revenue for the third quarter of 2015 was $328.4 million, an increase of 6.1%, compared to $309.4 million in the third quarter of 2014. Adjusted EBITDA for the third quarter of 2015 was $53.5 million, an increase of 24.6% compared to $42.9 million in the third quarter of 2014. Net loss attributable to MDC Partners in the third quarter was ($8.6) million compared to ($4.9) million in the third quarter of 2014. Diluted loss per share from continuing operations attributable to MDC Partners common shareholders for the third quarter of 2015 was ($0.15) compared to ($0.07) per share in the third quarter of 2014. Adjusted EBITDA Available for General Capital Purposes was $30.9 million in the third quarter of 2015, an increase of 100.3% compared to $15.4 million in the third quarter of 2014.

For the nine-month period ended September 30, 2015, consolidated revenue was $967.2 million, an increase of 9.5% compared to $883.6 million in the nine months ended September 30, 2014. Adjusted EBITDA for the nine months ended September 30, 2015 was $132.1 million, an increase of 3.5% compared to $127.6 million in the same period of 2014. Net loss attributable to MDC Partners in the nine months ended September 30, 2015 was ($11.1) million compared to income of $2.7 million in the same period of 2014. Diluted loss per share from continuing operations attributable to MDC Partners common shareholders for the nine months ended September 30, 2015 was ($0.10) compared to diluted income per share of $0.11 in the same period of 2014. Adjusted EBITDA Available for General Capital Purposes was $68.9 million in the nine months ended September 30, 2015, an increase of 1.8% compared to $67.7 million in the same period of 2014.

David Doft, CFO of MDC Partners, said, “Our topline grew nicely despite a $7 million decline in billable pass-through revenue in the quarter, which did not affect profitability. Net new business wins also accelerated to $34 million in the quarter. The volatility of working capital that we saw this quarter is due to the success of our growing media business, and should reverse in the seasonally stronger fourth quarter. We expect to finish the year out of the revolver and with a healthy positive cash position. We are reiterating guidance despite proactively taking a number of operational efficiency actions that will negatively impact this year, but will position us for accelerated performance in 2016 and beyond.”

MDC Partners Announces $0.21 per Share Quarterly Cash Dividend

MDC Partners today also announced that its Board of Directors has declared a cash dividend of $0.21 per share on all of its outstanding Class A shares and Class B shares. The quarterly dividend will be payable on or about November 25, 2015, to shareholders of record at the close of business on November 11, 2015.

Voluntary Delisting from Toronto Stock Exchange

The Company announced today that it has applied for a voluntary delisting of its Class A Subordinate Voting Shares from the Toronto Stock Exchange (“TSX”) in Canada. Effective at the close of markets on November 11, 2015, the Company’s shares will no longer be traded on the TSX but will continue to trade on NASDAQ under the symbol “MDCA”. Canadian shareholders will be able to continue to trade their shares on NASDAQ. The Company believes that the relatively low trading volume of its shares on the TSX over a sustained period no longer justifies the financial and administrative costs associated with maintaining a dual listing. The TSX has neither approved nor disapproved the information contained herein.

Shareholders are encouraged to contact Canadian Stock Transfer Trust Company, the transfer agent and registrar for the Company’s stock, at 1-800-387-0825 or 1-416-643-5500 for further information.

Conference Call

Management will host a conference call on Wednesday, October 28, 2015, at 4:30 p.m. (ET) to discuss results. Access the conference call by dialing 1-412-902-4266 or toll free 1-888-346-6216. An investor presentation has been posted on our website www.mdc-partners.com and may be referred to during the conference call.

A recording of the conference call will be available one hour after the call until 9:00 a.m. (ET), November 4, 2015, by dialing 1-412-317-0088 or toll free 1-877-344-7529 (passcode 10075056), or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC Partners is one of the fastest-growing and most influential marketing and communications networks in the world. Its 50+ advertising, public relations, branding, digital, social and event marketing agencies are responsible for some of the most memorable and engaging campaigns for the world’s most respected brands. By leveraging technology, data analytics, insights, and strategic consulting solutions, MDC Partners drives measurable results and optimizes return on marketing investment for over 1,500 clients worldwide.

As “The Place Where Great Talent Lives,” MDC Partners is known for its unique partnership model, empowering the most entrepreneurial and innovative talent to drive competitive advantage and business growth for clients. For more information about MDC Partners and its partner firms, visit www.mdc-partners.com and follow us on Twitter: http://www.twitter.com/mdcpartners.

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. These non-GAAP financial measures relate to: (1) presenting Adjusted EBITDA and EBITDA margin (as defined) for the three and nine months ended September 30, 2015, and 2014; and (2) presenting Adjusted EBITDA Available for General Capital Purposes for the three and nine months ended September 30, 2015, and 2014. Included in this earnings release are tables reconciling MDC Partners’ reported results to arrive at these non-GAAP financial measures.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with the SEC’s ongoing investigation and the related class action litigation claims;

•	risks associated with severe effects of international, national and regional economic downturn;

•	the Company’s ability to attract new clients and retain existing clients;

•	the spending patterns and financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•	the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to “put” option right and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and

•	foreign currency fluctuations.

The Company’s business strategy includes ongoing efforts to engage in acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations, from borrowings under its credit facility and through incurrence of bridge or other debt financing, any of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time the Company may be engaged in a number of discussions that may result in one or more acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ in 000s, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Revenue	$328,415	$309,391	$967,243	$883,601

Operating Expenses:
Cost of services sold	212,925	205,549	648,386	575,892
Office and general expenses	78,786	70,815	206,169	213,587
Depreciation and amortization	13,086	11,684	39,393	32,083
	304,797	288,048	893,948	821,562

Operating profit	23,618	21,343	73,295	62,039

Other Income (Expense):
Other, net	(15,623)	(9,641)	(29,315)	(8,648)
Interest expense and finance charges	(14,638)	(14,022)	(43,022)	(40,663)
Interest income	114	105	338	287

Income (loss) from continuing operations before income taxes and equity in non-consolidated affiliates	(6,529)	(2,215)	1,296	13,015

Income tax expense (benefit)	(1,191)	(266)	(566)	2,764

Income (loss) from continuing operations before equity in non-consolidated affiliates	(5,338)	(1,949)	1,862	10,251
Equity in earnings of non-consolidated affiliates	172	81	627	223

Income (loss) from continuing operations	(5,166)	(1,868)	2,489	10,474
Loss from discontinued operations attributable to MDC Partners Inc., net of taxes	(1,316)	(1,369)	(6,281)	(2,976)
Net income (loss)	(6,482)	(3,237)	(3,792)	7,498
Net income attributable to the noncontrolling interests	(2,122)	(1,685)	(7,343)	(4,796)
Net income (loss) attributable to MDC Partners Inc.	$(8,604)	$(4,922)	$(11,135)	$2,702

Income (loss) Per Common Share:
Basic:
Income (loss) from continuing operations attributable to MDC
Partners Inc. common shareholders	$(0.15)	$(0.07)	$0.10)	$0.11
Discontinued operations attributable to MDC
Partners Inc. common shareholders	$(0.02)	$(0.03)	$(0.12)	$(0.06)
Net income (loss) attributable to MDC Partners Inc.
common shareholders	$(0.17)	$(0.10)	$(0.22)	$0.05

Diluted:
Income (loss) from continuing operations attributable to MDC
Partners Inc. common shareholders	$(0.15)	$(0.07)	$(0.10)	$0.11
Discontinued operations attributable to MDC
Partners Inc. common shareholders	$(0.02)	$(0.03)	$(0.12)	$(0.06)
Net Income (loss) attributable to MDC Partners Inc.
common shareholders	$(0.17)	$(0.10)	$(0.22)	$0.05

Weighted Average Number of Common Shares Outstanding:
Basic	49,915,807	49,630,532	49,843,980	49,506,427
Diluted	49,915,807	49,630,532	49,843,980	50,134,263

SCHEDULE 2

MDC PARTNERS INC.
UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(US$ in 000s, except percentages)

For the Three Months Ended September 30, 2015

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$264,552	$63,863	$-	$328,415

Net loss attributable to MDC Partners Inc.				$(8,604)
Adjustments to reconcile to Operating profit (loss):
Net income attributable to the noncontrolling interests				2,122
Loss from discontinued operations attributable to
MDC Partners Inc., net of taxes				1,316
Equity in earnings of non-consolidated affiliates				(172)
Income tax benefit				(1,191)
Interest expense and finance charges, net				14,524
Other, net				15,623
Operating profit (loss)	$36,807	$2,951	$(16,140)	$23,618
margin	13.9%	4.6%		7.2%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	6,445	5,577	1,064	13,086
Stock-based compensation	2,594	508	164	3,266
Acquisition deal costs	88	21	619	728
Deferred acquisition consideration adjustments to P&L	4,378	549	-	4,927
Profit distributions from non-consolidated affiliates	30	37	30	97
Other items, net **	-	-	7,751	7,751

Adjusted EBITDA *	$50,342	$9,643	$(6,512)	$53,473
margin	19.0%	15.1%		16.3%

* Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments, profit distributions from affiliates, and other non-recurring items.

** Other items includes (i) one-time gains related to the former CEO's repayment to the Company for certain perquisites and expenses ($1.9 million), (ii) legal fees and related expenses relating to the ongoing SEC investigation ($2.7 million) and (iii) one-time charge for the balance of prior cash bonus bonus award amounts paid to the former CEO and CAO ($5.8 million) that will not be recovered; and (iv) write-off of certain assets related to the CEO and CAO termination ($1.1 million).

SCHEDULE 3

MDC PARTNERS INC.
UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(US$ in 000s, except percentages)

For the Three Months Ended September 30, 2014

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$238,419	$70,972	$-	$309,391

Net loss attributable to MDC Partners Inc.				$(4,922)
Adjustments to reconcile to Operating profit (loss):
Net income attributable to the noncontrolling interests				1,685
Loss from discontinued operations attributable to
MDC Partners Inc., net of taxes				1,369
Equity in earnings of non-consolidated affiliates				(81)
Income tax benefit				(266)
Interest expense and finance charges, net				13,917
Other, net				9,641
Operating profit (loss)	$26,333	$6,368	$(11,358)	$21,343
margin	11.0%	9.0%		6.9%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	6,895	4,368	421	11,684
Stock-based compensation	1,816	477	1,144	3,437
Acquisition deal costs	742	192	724	1,658
Deferred acquisition consideration adjustments to P&L	3,874	(1,251)	-	2,623
Profit distributions from non-consolidated affiliates	-	38	2,127	2,165

Adjusted EBITDA *	$39,660	$10,192	$(6,942)	$42,910
margin	16.6%	14.4%		13.9%

*Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments and profit distributions from affiliates.

SCHEDULE 4

MDC PARTNERS INC.
UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(US$ in 000s, except percentages)

For the Nine Months Ended September 30, 2015

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$775,079	$192,164	$-	$967,243

Net loss attributable to MDC Partners Inc.				$(11,135)
Adjustments to reconcile to Operating profit (loss):
Net income attributable to the noncontrolling interests				7,343
Loss from discontinued operations attributable to
MDC Partners Inc., net of taxes				6,281
Equity in earnings of non-consolidated affiliates				(627)
Income tax benefit				(566)
Interest expense and finance charges, net				42,684
Other, net				29,315
Operating profit (loss)	$89,072	$20,019	$(35,796)	$73,295
margin	11.5%	10.4%		7.6%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	19,360	16,797	3,236	39,393
Stock-based compensation	9,205	2,467	1,353	13,025
Acquisition deal costs	752	117	1,575	2,444
Deferred acquisition consideration adjustments to P&L	3,726	(9,292)	-	(5,566)
Profit distributions from non-consolidated affiliates	334	243	150	727
Other items, net **	-	-	8,795	8,795

Adjusted EBITDA *	$122,449	$30,351	$(20,687)	$132,113
margin	15.8%	15.8%		13.7%

* Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments, profit distributions from affiliates, and other non-recurring items.

** Other items includes (i) one-time gains related to the former CEO's repayment to the Company for certain perquisites and expenses ($10.5 million), (ii) legal fees and related expenses relating to the ongoing SEC investigation ($12.4 million) and (iii) one-time charge for the balance of prior cash bonus award amounts paid to the former CEO and CAO ($5.8 million) that will not be recovered; and (iv) write-off of certain assets related to the CEO and CAO termination ($1.1 million).

SCHEDULE 5

MDC PARTNERS INC.
UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(US$ in 000s, except percentages)

For the Nine Months Ended September 30, 2014

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$683,340	$200,261	$-	$883,601

Net income attributable to MDC Partners Inc.				$2,702
Adjustments to reconcile to Operating profit (loss):
Net income attributable to the noncontrolling interests				4,796
Loss from discontinued operations attributable to
MDC Partners Inc., net of taxes				2,976
Equity in earnings of non-consolidated affiliates				(223)
Income tax expense				2,764
Interest expense and finance charges, net				40,376
Other, net				8,648
Operating profit (loss)	$86,330	$10,090	$(34,381)	$62,039
margin	12.6%	5.0%		7.0%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	17,182	13,545	1,356	32,083
Stock-based compensation	6,067	2,684	3,482	12,233
Acquisition deal costs	1,338	978	1,397	3,713
Deferred acquisition consideration adjustments to P&L	9,440	5,276	-	14,716
Profit distributions from non-consolidated affiliates	-	321	2,481	2,802

Adjusted EBITDA *	$120,357	$32,894	$(25,665)	$127,586
margin	17.6%	16.4%		14.4%

*Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments and profit distributions from affiliates.

SCHEDULE 6

MDC PARTNERS INC.
UNAUDITED ADJUSTED EBITDA AVAILABLE FOR GENERAL CAPITAL PURPOSES
(US$ in 000s)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Adjusted EBITDA (1)	$53,473	$42,910	$132,113	$127,586
Net income attributable to noncontrolling interests	(2,122)	(1,685)	(7,343)	(4,796)
Capital expenditures, net (2)	(6,902)	(12,978)	(16,014)	(18,078)
Cash taxes	(685)	(241)	(1,400)	(359)
Cash interest, net & other (3)	(12,879)	(12,589)	(38,423)	(36,643)

Adjusted EBITDA Available for General Capital Purposes (4)	$30,885	$15,417	$68,933	$67,710

(1) Adjusted EBITDA is a non GAAP measure. See schedules 2 through 5 for a reconciliation of Net income (loss) to Adjusted EBITDA.

(2) Capital expenditures, net represents capital expenditures net of landlord reimbursements.

(3) Cash interest, net & other represents the quarterly accrual of cash interest under our Senior Notes.

(4) Adjusted EBITDA Available for General Capital Purposes is a non-GAAP measure, and represents funds available for repayment of debt, acquisitions, deferred acquisition consideration, dividends, and other general corporate initiatives.

SCHEDULE 7

MDC PARTNERS INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(US$ in 000s)

	September 30,	December 31,
	2015	2014

Assets
Current Assets:
Cash and cash equivalents	$15,758	$113,348
Cash held in trusts	5,667	6,419
Accounts receivable, net	418,725	355,295
Expenditures billable to clients	56,715	40,202
Other current assets	30,465	36,978
Total Current Assets	527,330	552,242

Fixed assets, net	62,109	60,240
Investment in non-consolidated affiliates	10,805	6,110
Goodwill	869,869	851,373
Other intangible assets, net	74,833	86,121
Deferred tax assets	21,849	18,758
Other assets	50,406	74,046
Total Assets	$1,617,201	$1,648,890

Liabilities, Redeemable Noncontrolling Interests and Shareholders' Deficit
Current Liabilities:
Accounts payable	$293,491	$316,285
Trust liability	5,667	6,419
Accruals and other liabilities	313,349	264,854
Advance billings	134,867	142,608
Current portion of long term debt	508	534
Current portion of deferred acquisition consideration	105,986	90,804
Total Current Liabilities	853,868	821,504

Long-term debt, less current portion	826,678	742,593
Long-term portion of deferred acquisition consideration	185,741	114,564
Other liabilities	43,782	45,861
Deferred tax liabilities	83,869	77,997
Total Liabilities	1,993,938	1,802,519

Redeemable Noncontrolling Interests	71,326	194,951

Shareholders' Deficit
Common shares	269,558	265,818
Charges in excess of capital	(302,385)	(209,668)
Accumulated deficit	(500,768)	(489,633)
Accumulated other comprehensive income (loss)	5,519	(7,752)
MDC Partners Inc. Shareholders' Deficit	(528,076)	(441,235)
Noncontrolling Interests	80,013	92,655
Total Shareholders' Deficit	(448,063)	(348,580)

Total Liabilities, Redeemable Noncontrolling
Interests and Shareholders' Deficit	$1,617,201	$1,648,890

SCHEDULE 8

MDC PARTNERS INC.
UNAUDITED SUMMARY CASH FLOW DATA
(US$ in 000s)

	Nine Months Ended September 30,
	2015	2014

Cash flows provided by (used in) continuing operating activities	$(9,147)	$38,955
Discontinued operations	(1,342)	(3,571)
Net cash provided by (used in) operating activities	(10,489)	35,384

Cash flows used in continuing investing activities	(42,723)	(77,267)
Discontinued operations	17,101	(1,956)
Net cash used in investing activities	(25,622)	(79,223)

Net cash used in continuing financing activities	(63,633)	(15,472)
Discontinued operations	(40)	(40)
Net cash used in financing activities	(63,673)	(15,512)

Effect of exchange rate changes on cash and cash equivalents	2,194	(194)

Net decrease in cash and cash equivalents	$(97,590)	$(59,545)

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